Exhibit 10.41
AMENDMENT
TO
2005 STOCK OPTION AGREEMENT
     This Amendment (the “Amendment”) to that certain 2005 Stock Option Agreement dated as of December 23, 2005 (the “Option Agreement”) by and between IRWIN COMMERCIAL FINANCE CORPORATION, an Indiana corporation (“ICF”), and Joseph R. LaLeggia (the “Option Holder”) is entered into as of this 28th day of July, 2008, by and between ICF and Option Holder.
RECITALS
     WHEREAS, ICF’s parent company, Irwin Union Bank and Trust Company, and its subsidiaries, Irwin Commercial Finance Canada Corporation (“ICF Canada”) and Onset Alberta Ltd., have entered into an Asset Purchase Agreement dated as of July 23, 2008 with RoyNat, Inc., a Canada corporation (“RoyNat”), governing the sale to RoyNat of substantially all of the assets and operations of the Canadian small-ticket leasing business (the “APA”); and
     WHEREAS, pursuant to the APA, the Option Holder will become an employee of RoyNat effective upon the completion of the First Closing (as defined in the APA); and
     WHEREAS, the parties wish to memorialize their mutual interest in terminating the Option Holder’s interest in ICF by (i) having the Option Holder exercise the Option and (ii) having ICF redeem, effective at the First Closing, all of the shares issuable upon the exercise of such Option; and
     WHEREAS, in furtherance of the foregoing, the parties desire to amend the Option Agreement to reflect the terms set forth in this Amendment (it being understood that capitalized terms used but not otherwise defined herein have the meanings given to them in the Option Agreement or the related Notice of Stock Option Grant):
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:
     SECTION 1. Amendment. Section 3 of the Option Agreement is hereby amended and restated to read in its entirety as follows:
     “3. Method of Payment. Payment of the Exercise Price may be made as follows:
(a)	in cash or its equivalent denominated in U.S. dollars; or

(b)	in connection with any exercise occurring in anticipation of a complete redemption by ICF of the Shares subject to the Option, by having the notice of exercise direct that the certificate for the number of Shares issuable upon such exercise (after having given effect to withholding tax obligations) be delivered to the Corporate Governance Manager and Policy Coordinator of

ICF’s ultimate parent company, Irwin Financial Corporation, to be held in trust for the benefit of the Option Holder, as shareholder, pending his receipt of the proceeds of such redemption net of the Exercise Price, whereupon such certificate shall be cancelled on the stock ledger of ICF and thereafter be of no force or effect.”
     SECTION 2. Limited Effect. Except as expressly amended and modified by this Amendment, the Option Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Option Agreement or any other instrument or document executed in connection therewith or herewith, any reference in any of such items to the Option Agreement being sufficient to refer to the Option Agreement as amended hereby.
     SECTION 3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
     SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[signature page follows]

     IN WITNESS WHEREOF, each of the undersigned parties to the Option Agreement has caused this Amendment to be duly executed, all as of this 28th day of July, 2008.

IRWIN COMMERCIAL FINANCE CORPORATION

By:	/s/ William I. Miller

Its:	Chairman

/s/ Joseph R. LaLeggia

JOSEPH R. LaLEGGIA

3